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                                   EXHIBIT 21

                 SUBSIDIARIES OF DUKE REALTY LIMITED PARTNERSHIP
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                                                                          Names Under Which
                                      State of Incorporation               Subsidiary Does
           Subsidiary                    or Organization                      Business
----------------------------------    ----------------------     -----------------------------------
Duke Realty Services Limited                 Indiana             Duke Realty Services Limited
 Partnership                                                      Partnership

Duke Realty Construction, Inc.               Indiana             Duke Realty Construction, Inc.

Duke Construction Limited                    Indiana             Duke Construction Limited
 Partnership                                                      Partnership

B/D Limited Partnership                      Indiana             B/D Limited Partnership

Lamida Partners Limited Partnership          Ohio                Lamida Partners Limited Partnership

Duna Developers                              Ohio                Duna Developers

Kenwood Office Associates                    Ohio                Kenwood Office Associates

Park Creek Venture                           Indiana             Park Creek Venture

Parkrite Limited Partnership                 Indiana             Parkrite Limited Partnership

Post Road Limited Partnership                Indiana             Post Road Limited Partnership

Shadeland Station Office                     Indiana             Shadeland Station Office
 Associates II Limited Partnership                                Associates II Limited Partnership

SCRED Ohio Limited Partnership               Ohio                SCRED Ohio

Dugan Realty L.L.C.                          Indiana             Dugan Realty L.L.C.

Duke/Tees Joint Venture                      Indiana             Duke/Tees J.V.

Park Fletcher Limited Partnership 2728       Indiana             Park Fletcher Limited Partnership 2728

Cincinnati Development Group L.L.C.          Ohio                Cincinnati Development Group L.L.C.
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